UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2020

FORUM MERGER II CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38615	82-5457906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 South Congress Avenue, Suite 103

Delray Beach, FL 33445

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 739-7860

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one redeemable warrant	FMCIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	FMCI	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	FMCIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2020, Forum Merger II Corporation (the “Company”) filed with the Secretary of State of the State of Delaware an amendment (the “Extension Amendment”) to the Company’s amended and restated certificate of incorporation  to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from February 7, 2020 to June 10, 2020, or such earlier date as determined by the Company’s board of directors in its sole discretion (the “Extension”). The Company’s stockholder approved the Extension Amendment at a special meeting in lieu of the 2019 annual meeting of stockholders of the Company (the “Special Meeting”) on February 7, 2020. The foregoing description of the Extension Amendment is qualified in its entirety by the full text of the Amendment, filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 7, 2020, at the Special Meeting, a total of 19,876,961 (77.48%) of the Company’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of January 15, 2020, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Special Meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

1.	To approve and adopt the Extension Amendment

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,876,961	0	0	0

2.	To elect Neil Goldberg, Richard Katzman and Steven Berns to serve as Class I directors on the Company’s board of directors until the 2021 annual meeting of stockholders or until their respective successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Neil Goldberg	16,869,246	3,007,715	0
Richard Katzman	16,869,246	3,007,715	0
Steven Berns	16,219,246	3,657,715	0

3.	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,213,495	33,466	630,000	0

Although this proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

Item 7.01	Regulation FD Disclosure.

In connection with the Extension, 4,589 shares out of a total of 20,000,000 shares of the Company's public shares were redeemed. As a result, approximately $205.6 million still remains in the trust account.

On February 7, 2020 the Company issued a press release announcing that the Extension Amendment was approved at the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation of Forum Merger II Corporation
99.1	Press Release, dated February 7, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM MERGER II CORPORATION

Dated: February 7, 2020	By:	/s/ David Boris
		Name:	David Boris
		Title:	Co-Chief Executive Officer and Chief Financial Officer